Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Patriot National, Inc.

Fort Lauderdale, FL

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 21, 2014 relating to the combined financial statements and schedule of Patriot National, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Miami, Florida

December 15, 2014